Exhibit 99.1
Starbucks Reports Q3 Fiscal 2024 Results
Q3 Consolidated Net Revenues of $9.1 Billion, Down 1%; Up 1% in Constant Currency; Up 6% Over Q2
Q3 GAAP and Non-GAAP EPS of $0.93; Action Plans Partially Offset Continued Headwinds
Q3 Active U.S. Starbucks® Rewards Membership Totals 33.8 Million, Up 7% Over Prior Year and Up 3% Over Q2

SEATTLE; July 30, 2024 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal third quarter ended June 30, 2024. GAAP results in fiscal 2024 and fiscal 2023 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q3 Fiscal 2024 Highlights

•Global comparable store sales declined 3%, driven by a 5% decline in comparable transactions, partially offset by a 2% increase in average ticket
◦North America comparable store sales declined 2%, driven by a 6% decline in comparable transactions, partially offset by a 3% increase in average ticket; U.S. comparable store sales declined 2%, driven by a 6% decline in comparable transactions, partially offset by a 4% increase in average ticket
◦International comparable store sales declined 7%, driven by a 4% decline in average ticket and a 3% decline in comparable transactions; China comparable store sales declined 14%, driven by a 7% decline in both average ticket and comparable transactions
•The company opened 526 net new stores in Q3, ending the period with 39,477 stores: 52% company-operated and 48% licensed
◦At the end of Q3, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 16,730 and 7,306 stores in the U.S. and China, respectively
•Consolidated net revenues declined 1% to $9.1 billion, or a 1% increase on a constant currency basis
•GAAP operating margin contracted 60 basis points year-over-year to 16.7%, primarily driven by increased promotional activity, investments in store partner wages and benefits, and deleverage. This contraction was partially offset by pricing and in-store operational efficiencies.
◦Non-GAAP operating margin contracted 70 basis points year-over-year to 16.7% on a constant currency basis
•GAAP earnings per share of $0.93 declined 6% over prior year
◦Non-GAAP earnings per share of $0.93 declined 7% over prior year, or declined 6% on a constant currency basis
•Starbucks Rewards loyalty program 90-day active members in the U.S. totaled 33.8 million, up 7% year-over-year

“Our three-part action plan is beginning to work and driving operational improvements that we expect to improve financial performance,” commented Laxman Narasimhan, chief executive officer. “Our growing culture of focused innovation and relentless execution continues to enhance our capabilities, while helping return the business to sustainable growth,” Narasimhan added.
“Our efficiency efforts, which are tracking ahead of expectations, partially offset investments associated with the cautious consumer environment,” commented Rachel Ruggeri, chief financial officer. “Collectively, our disciplined approach enables us to preserve both balance sheet strength and flexibility, positioning us to successfully navigate through the current macroeconomic environment,” Ruggeri added.

Q3 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 30, 2024	Jul 2, 2023
Change in Comparable Store Sales (1)	(2)%	7%
Change in Transactions	(6)%	1%
Change in Ticket	3%	6%
Store Count	18,198	17,592	3%
Revenues	$6,816.7	$6,737.8	1%
Operating Income	$1,432.7	$1,463.9	(2)%
Operating Margin	21.0%	21.7%	(70) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment increased 1% over Q3 FY23 to $6.8 billion in Q3 FY24, primarily driven by net new company-operated store growth of 5% over the past 12 months, as well as growth in our licensed store business. This increase was partially offset by a 2% decline in comparable store sales, driven by a 6% decline in comparable transactions, partially offset by a 3% increase in average ticket.

Operating income decreased to $1.4 billion in Q3 FY24 compared to $1.5 billion in Q3 FY23. Operating margin of 21.0% contracted from 21.7% in the prior year, primarily driven by investments in store partner wages and benefits, increased promotional activity, and deleverage. This contraction was partially offset by pricing and in-store operational efficiencies.

Q3 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 30, 2024	Jul 2, 2023
Change in Comparable Store Sales (1)	(7)%	24%
Change in Transactions	(3)%	21%
Change in Ticket	(4)%	2%
Store Count	21,279	19,630	8%
Revenues	$1,842.1	$1,972.9	(7)%
Operating Income	$287.5	$374.5	(23)%
Operating Margin	15.6%	19.0%	(340) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment declined 7% over Q3 FY23 to $1.8 billion in Q3 FY24, primarily driven by an approximate 5% unfavorable impact from foreign currency translation and a 7% decline in comparable store sales, driven by a 4% decline in average ticket and 3% decline in comparable transactions. Another factor was lower product and equipment sales to, and royalty revenues from, our licensees. This decline was partially offset by net new company-operated store growth of 11% over the past 12 months.

Operating income decreased to $287.5 million in Q3 FY24 compared to $374.5 million in Q3 FY23. Operating margin of 15.6% contracted from 19.0% in the prior year, primarily driven by promotional activities, investments in store partner wages and benefits, and strategic investments. This contraction was partially offset by in-store operational efficiencies.

Q3 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 30, 2024	Jul 2, 2023
Revenues	$438.3	$448.8	(2)%
Operating Income	$235.2	$208.0	13%
Operating Margin	53.7%	46.3%	740 bps

Net revenues for the Channel Development segment declined 2% over Q3 FY23 to $438.3 million in Q3 FY24, primarily due to a decline in revenue in the Global Coffee Alliance, from SKU optimization and following the sale of Seattle's Best Coffee brand in the prior year. This decline was partially offset by an increase in global ready-to-drink revenue.

Operating income increased to $235.2 million in Q3 FY24 compared to $208.0 million in Q3 FY23. Operating margin of 53.7% expanded from 46.3% in the prior year, primarily due to sales mix shift, lower product costs related to the Global Coffee Alliance, and strength in our North American Coffee Partnership joint venture income.

Fiscal 2024 Financial Targets

The company will discuss fiscal year 2024 financial targets during its Q3 FY24 earnings conference call starting today at 2:00 p.m. Pacific Time. These items can be accessed on the company's Investor Relations website during and after the call. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Update

1.In May, the company announced new commitments to further support LGBTQIA2+ partners and communities, including an expanded partnership with the National Center for Transgender Equality, providing transgender, non-binary, and gender non-conforming partners support for name and gender marker changes.
2.In May, Satya Nadella resigned from the company's Board of Directors (the “Board”), stating, "I have the utmost confidence in Laxman and our senior leadership team. Their unwavering commitment and strategic acumen assure me that Starbucks is in capable hands, poised for a future filled with innovation and success." Following his departure, the size of the Board was reduced to ten members.
3.In June, the company announced a partnership with Grubhub, rolling out Starbucks Delivery with Grubhub in select U.S. markets, with the goal of national availability in all 50 states by August 2024. Offering customers the convenience of ordering from Starbucks through three leading delivery platforms, Starbucks Delivery is expected to approach $1 billion in U.S. revenue this fiscal year, doubling in just two years and continuing to be a growing part of our business.

4.In June, the company announced Starbucks Studios. This new initiative will produce original entertainment and amplify stories to advance further our company mission to foster human connection and joy, elevating the brand experience.
5.In June, the company launched loyalty partnerships with Marriott Bonvoy and Hilton Honors, in the U.S. and China, respectively. The partnerships allow Starbucks® Rewards members the ability to link accounts and unlock exclusive benefits for travel and coffee, as well as earn additional benefits, creating more value for our members and support program growth.

6.The Board of Directors declared a cash dividend of $0.57 per share, payable on August 30, 2024, to shareholders of record on August 16, 2024. The company had 57 consecutive quarters of dividend payouts with CAGR of approximately 20% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Laxman Narasimhan, ceo, and Rachel Ruggeri, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, September 13, 2024.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 39,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as:

•our ability to preserve, grow, and leverage our brands, including the risk of negative responses by consumers (such as boycotts or negative publicity campaigns) or governmental actors (such as retaliatory legislative treatment) who object to certain actions taken or not taken by the Company, which responses could adversely affect our brand value;
•the acceptance of the company’s products and changes in consumer preferences, consumption, or spending behavior and our ability to anticipate or react to them; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, platforms, reformulations, or other innovations;
•our anticipated operating expenses, including our anticipated total capital expenditures;
•the costs associated with, and the successful execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our Triple Shot Reinvention with Two Pumps Plan;
•the impacts of partner investments and changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts;
•the ability of our business partners, suppliers and third-party providers to fulfill their responsibilities and commitments;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients;
•the impact of adverse weather conditions or natural disasters;
•the impact of significant increases in logistics costs;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers, whether resulting from broader local or global conditions, or dynamics specific to our relationships with such parties;
•unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, or deflation;
•inherent risks of operating a global business including geopolitical instability, local labor policies and conditions, including labor strikes and work stoppages, protectionist trade policies, or economic or trade sanctions, and compliance with local trade practices and other regulations;
•failure to attract or retain key executive or partner talent or successfully transition executives;
•the potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling;
•negative publicity related to our company, products, brands, marketing, executive leadership, partners, board of directors, founder, operations, business performance, expansions, initiatives, strategies, investments, plans, or prospects;
•potential negative effects of a material breach, failure, or corruption of our information technology systems or those of our direct and indirect business partners, suppliers or third-party providers, or failure to comply with data protection laws;
•our environmental, community, and farmer promises and any reaction related thereto, such as the rise in opposition to “ESG” and inclusion and diversity efforts;
•risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs, or impairment in recorded value;
•the impact of foreign currency translation, particularly a stronger U.S. dollar;
•the impact of substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•the impact of changes in U.S. tax law and related guidance and regulations that may be implemented, including on tax rates;

•the impact of health epidemics, pandemics, or other public health events on our business and financial results, and the risk of negative economic impacts and related regulatory measures or voluntary actions that may be put in place, including restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions;
•failure to comply with anti-corruption laws, trade sanctions and restrictions, or similar laws or regulations; and
•the impact of significant legal disputes and proceedings, or government investigations.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
The company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jun 30, 2024	Jul 2, 2023	% Change	Jun 30, 2024	Jul 2, 2023

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,516.0	$7,556.7	(0.5)%	82.5%	82.4%
Licensed stores	1,129.0	1,136.2	(0.6)	12.4	12.4
Other	468.9	475.4	(1.4)	5.1	5.2
Total net revenues	9,113.9	9,168.3	(0.6)	100.0	100.0
Product and distribution costs	2,740.9	2,864.2	(4.3)	30.1	31.2
Store operating expenses	3,829.1	3,697.6	3.6	42.0	40.3
Other operating expenses	143.9	138.7	3.7	1.6	1.5
Depreciation and amortization expenses	380.4	342.2	11.2	4.2	3.7
General and administrative expenses	576.0	604.3	(4.7)	6.3	6.6
Restructuring and impairments	—	7.1	nm	—	0.1
Total operating expenses	7,670.3	7,654.1	0.2	84.2	83.5
Income from equity investees	73.9	69.7	6.0	0.8	0.8
Operating income	1,517.5	1,583.9	(4.2)	16.7	17.3
Interest income and other, net	28.1	21.3	31.9	0.3	0.2
Interest expense	(141.3)	(140.9)	0.3	(1.6)	(1.5)
Earnings before income taxes	1,404.3	1,464.3	(4.1)	15.4	16.0
Income tax expense	348.6	322.4	8.1	3.8	3.5
Net earnings including noncontrolling interests	1,055.7	1,141.9	(7.5)	11.6	12.5
Net earnings attributable to noncontrolling interests	0.9	0.2	350.0	0.0	0.0
Net earnings attributable to Starbucks	$1,054.8	$1,141.7	(7.6)	11.6%	12.5%
Net earnings per common share - diluted	$0.93	$0.99	(6.1)%
Weighted avg. shares outstanding - diluted	1,135.8	1,150.5
Cash dividends declared per share	$0.57	$0.53
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				50.9%	48.9%
Effective tax rate including noncontrolling interests				24.8%	22.0%

	Three Quarters Ended			Three Quarters Ended
	Jun 30, 2024	Jul 2, 2023	% Change	Jun 30, 2024	Jul 2, 2023

				As a % of total net revenues
Net revenues:
Company-operated stores	$22,323.8	$21,782.4	2.5%	82.4%	81.9%
Licensed stores	3,375.7	3,325.2	1.5	12.5	12.5
Other	1,402.8	1,494.4	(6.1)	5.2	5.6
Total net revenues	27,102.3	26,602.0	1.9	100.0	100.0
Product and distribution costs	8,370.2	8,476.1	(1.2)	30.9	31.9
Store operating expenses	11,404.7	10,998.9	3.7	42.1	41.3
Other operating expenses	427.1	394.1	8.4	1.6	1.5
Depreciation and amortization expenses	1,117.6	1,011.2	10.5	4.1	3.8
General and administrative expenses	1,878.6	1,805.6	4.0	6.9	6.8
Restructuring and impairments	—	21.8	nm	—	0.1
Total operating expenses	23,198.2	22,707.7	2.2	85.6	85.4
Income from equity investees	197.8	179.0	10.5	0.7	0.7
Gain from sale of assets	—	91.3	nm	—	0.3
Operating income	4,101.9	4,164.6	(1.5)	15.1	15.7
Interest income and other, net	96.0	51.1	87.9	0.4	0.2
Interest expense	(422.0)	(406.9)	3.7	(1.6)	(1.5)
Earnings before income taxes	3,775.9	3,808.8	(0.9)	13.9	14.3
Income tax expense	923.2	903.4	2.2	3.4	3.4
Net earnings including noncontrolling interests	2,852.7	2,905.4	(1.8)	10.5	10.9
Net earnings attributable to noncontrolling interests	1.0	0.2	400.0	0.0	0.0
Net earnings attributable to Starbucks	$2,851.7	$2,905.2	(1.8)	10.5%	10.9%
Net earnings per common share - diluted	$2.51	$2.52	(0.4)%
Weighted avg. shares outstanding - diluted	1,137.3	1,152.0
Cash dividends declared per share	$1.71	$1.59
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				51.1%	50.5%
Effective tax rate including noncontrolling interests				24.4%	23.7%

Segment Results (in millions)

North America

	Jun 30, 2024	Jul 2, 2023	% Change	Jun 30, 2024	Jul 2, 2023
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,135.0	$6,080.6	0.9%	90.0%	90.2%
Licensed stores	681.3	655.8	3.9	10.0	9.7
Other	0.4	1.4	(71.4)	0.0	0.0
Total net revenues	6,816.7	6,737.8	1.2	100.0	100.0
Product and distribution costs	1,831.9	1,885.4	(2.8)	26.9	28.0
Store operating expenses	3,131.1	2,990.1	4.7	45.9	44.4
Other operating expenses	69.5	67.8	2.5	1.0	1.0
Depreciation and amortization expenses	266.6	230.4	15.7	3.9	3.4
General and administrative expenses	84.9	93.1	(8.8)	1.2	1.4
Restructuring and impairments	—	7.1	nm	—	0.1
Total operating expenses	5,384.0	5,273.9	2.1	79.0	78.3
Operating income	$1,432.7	$1,463.9	(2.1)%	21.0%	21.7%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.0%	49.2%

Three Quarters Ended
Net revenues:
Company-operated stores	$18,240.7	$17,693.9	3.1%	89.8%	90.0%
Licensed stores	2,074.1	1,973.2	5.1	10.2	10.0
Other	2.8	2.6	7.7	0.0	0.0
Total net revenues	20,317.6	19,669.7	3.3	100.0	100.0
Product and distribution costs	5,623.5	5,624.7	—	27.7	28.6
Store operating expenses	9,316.2	8,973.2	3.8	45.9	45.6
Other operating expenses	214.0	196.7	8.8	1.1	1.0
Depreciation and amortization expenses	774.2	673.5	15.0	3.8	3.4
General and administrative expenses	287.9	286.6	0.5	1.4	1.5
Restructuring and impairments	—	20.7	nm	—	0.1
Total operating expenses	16,215.8	15,775.4	2.8	79.8	80.2
Operating income	$4,101.8	$3,894.3	5.3%	20.2%	19.8%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.1%	50.7%

International

	Jun 30, 2024	Jul 2, 2023	% Change	Jun 30, 2024	Jul 2, 2023
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,381.0	$1,476.1	(6.4)%	75.0%	74.8%
Licensed stores	447.7	480.4	(6.8)	24.3	24.3
Other	13.4	16.4	(18.3)	0.7	0.8
Total net revenues	1,842.1	1,972.9	(6.6)	100.0	100.0
Product and distribution costs	637.1	677.3	(5.9)	34.6	34.3
Store operating expenses	698.0	707.5	(1.3)	37.9	35.9
Other operating expenses	58.8	54.3	8.3	3.2	2.8
Depreciation and amortization expenses	82.7	83.1	(0.5)	4.5	4.2
General and administrative expenses	80.5	77.0	4.5	4.4	3.9
Total operating expenses	1,557.1	1,599.2	(2.6)	84.5	81.1
Income from equity investees	2.5	0.8	212.5	0.1	0.0
Operating income	$287.5	$374.5	(23.2)%	15.6%	19.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.5%	47.9%

Three Quarters Ended
Net revenues:
Company-operated stores	$4,083.1	$4,088.5	(0.1)%	75.0%	74.2%
Licensed stores	1,301.6	1,352.0	(3.7)	23.9	24.5
Other	60.9	67.3	(9.5)	1.1	1.2
Total net revenues	5,445.6	5,507.8	(1.1)	100.0	100.0
Product and distribution costs	1,923.5	1,903.8	1.0	35.3	34.6
Store operating expenses	2,088.5	2,025.7	3.1	38.4	36.8
Other operating expenses	168.8	155.0	8.9	3.1	2.8
Depreciation and amortization expenses	251.0	250.8	0.1	4.6	4.6
General and administrative expenses	253.9	244.9	3.7	4.7	4.4
Total operating expenses	4,685.7	4,580.2	2.3	86.0	83.2
Income from equity investees	2.9	2.0	45.0	0.1	0.0
Operating income	$762.8	$929.6	(17.9)%	14.0%	16.9%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.1%	49.5%

Channel Development

	Jun 30, 2024	Jul 2, 2023	% Change	Jun 30, 2024	Jul 2, 2023
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$438.3	$448.8	(2.3)%
Product and distribution costs	257.7	293.0	(12.0)	58.8%	65.3%
Other operating expenses	15.2	14.8	2.7	3.5	3.3
Depreciation and amortization expenses	—	0.0	nm	—	0.0
General and administrative expenses	1.6	1.9	(15.8)	0.4	0.4
Total operating expenses	274.5	309.7	(11.4)	62.6	69.0
Income from equity investees	71.4	68.9	3.6	16.3	15.4
Operating income	$235.2	$208.0	13.1%	53.7%	46.3%

Three Quarters Ended
Net revenues	$1,304.5	$1,407.7	(7.3)%
Product and distribution costs	789.3	932.7	(15.4)	60.5%	66.3%
Other operating expenses	43.2	40.6	6.4	3.3	2.9
Depreciation and amortization expenses	—	0.1	nm	—	0.0
General and administrative expenses	5.7	6.2	(8.1)	0.4	0.4
Total operating expenses	838.2	979.6	(14.4)	64.3	69.6
Income from equity investees	194.9	177.0	10.1	14.9	12.6
Gain from sale of assets	—	91.3	nm	—	6.5
Operating income	$661.2	$696.4	(5.1)%	50.7%	49.5%

Corporate and Other

	Jun 30, 2024	Jul 2, 2023	% Change

Quarter Ended
Net revenues	$16.8	$8.8	90.9%
Product and distribution costs	14.2	8.5	67.1
Other operating expenses	0.4	1.8	(77.8)
Depreciation and amortization expenses	31.1	28.7	8.4
General and administrative expenses	409.0	432.3	(5.4)
Total operating expenses	454.7	471.3	(3.5)
Operating loss	$(437.9)	$(462.5)	(5.3)%

Three Quarters Ended
Net revenues	$34.6	$16.8	106.0%
Product and distribution costs	33.9	14.9	127.5
Other operating expenses	1.1	1.8	(38.9)
Depreciation and amortization expenses	92.4	86.8	6.5
General and administrative expenses	1,331.1	1,267.9	5.0
Restructuring and impairments	—	1.1	nm
Total operating expenses	1,458.5	1,372.5	6.3
Operating loss	$(1,423.9)	$(1,355.7)	5.0%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Jun 30, 2024	Oct 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$3,179.1	$3,551.5
Short-term investments	212.3	401.5
Accounts receivable, net	1,146.0	1,184.1
Inventories	1,854.7	1,806.4
Prepaid expenses and other current assets	415.8	359.9
Total current assets	6,807.9	7,303.4
Long-term investments	274.8	247.4
Equity investments	456.1	439.9
Property, plant and equipment, net	8,080.3	7,387.1
Operating lease, right-of-use asset	8,808.1	8,412.6
Deferred income taxes, net	1,701.6	1,769.8
Other long-term assets	693.7	546.5
Other intangible assets	105.7	120.5
Goodwill	3,183.6	3,218.3
TOTAL ASSETS	$30,111.8	$29,445.5
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,586.3	$1,544.3
Accrued liabilities	2,081.5	2,145.1
Accrued payroll and benefits	708.4	828.3
Current portion of operating lease liability	1,419.2	1,275.3
Stored value card liability and current portion of deferred revenue	1,831.0	1,700.2
Short-term debt	23.1	33.5
Current portion of long-term debt	—	1,818.6
Total current liabilities	7,649.5	9,345.3
Long-term debt	15,551.4	13,547.6
Operating lease liability	8,298.1	7,924.8
Deferred revenue	6,011.0	6,101.8
Other long-term liabilities	539.2	513.8
Total liabilities	38,049.2	37,433.3
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,133.1 and 1,142.6 shares, respectively	1.1	1.1
Additional paid-in capital	223.0	38.1
Retained deficit	(7,561.5)	(7,255.8)
Accumulated other comprehensive income/(loss)	(608.0)	(778.2)
Total shareholders’ deficit	(7,945.4)	(7,994.8)
Noncontrolling interests	8.0	7.0
Total deficit	(7,937.4)	(7,987.8)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$30,111.8	$29,445.5

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Three Quarters Ended
	Jun 30, 2024	Jul 2, 2023
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$2,852.7	$2,905.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,191.0	1,073.8
Deferred income taxes, net	16.6	(30.2)
Income earned from equity method investees	(201.5)	(182.7)
Distributions received from equity method investees	220.5	146.6
Gain on sale of assets	—	(91.3)
Stock-based compensation	236.6	228.5
Non-cash lease costs	1,082.6	998.4
Loss on retirement and impairment of assets	62.9	79.1
Other	20.2	22.8
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	44.7	44.3
Inventories	(53.4)	194.5
Income taxes payable	(50.7)	48.0
Accounts payable	61.7	47.3
Deferred revenue	51.6	(8.2)
Operating lease liability	(1,049.7)	(1,056.1)
Other operating assets and liabilities	74.2	(356.5)
Net cash provided by operating activities	4,560.0	4,063.7
INVESTING ACTIVITIES:
Purchases of investments	(545.6)	(357.1)
Sales of investments	0.5	2.0
Maturities and calls of investments	731.8	515.0
Additions to property, plant and equipment	(1,979.3)	(1,634.1)
Proceeds from sale of assets	—	110.0
Other	(56.9)	(42.0)
Net cash used in investing activities	(1,849.5)	(1,406.2)
FINANCING ACTIVITIES:
Net (payments)/proceeds from issuance of commercial paper	—	(175.0)
Net proceeds from issuance of short-term debt	118.3	83.7
Repayments of short-term debt	(127.0)	(46.7)
Net proceeds from issuance of long-term debt	1,995.3	1,497.8
Repayments of long-term debt	(1,825.1)	(1,000.0)
Proceeds from issuance of common stock	79.2	149.4
Cash dividends paid	(1,939.0)	(1,824.8)
Repurchase of common stock	(1,266.7)	(699.3)
Minimum tax withholdings on share-based awards	(98.1)	(87.0)
Other	(10.6)	(11.0)
Net cash used in financing activities	(3,073.7)	(2,112.9)
Effect of exchange rate changes on cash and cash equivalents	(9.2)	(6.0)
Net increase/(decrease) in cash and cash equivalents	(372.4)	538.6
CASH AND CASH EQUIVALENTS:
Beginning of period	3,551.5	2,818.4
End of period	$3,179.1	$3,357.0
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$373.9	$369.6
Income taxes	$1,079.9	$939.8

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Jun 30, 2024	Jul 2, 2023
Revenues	$6,366.8	$6,272.3	2%
Change in Comparable Store Sales (1)	(2)%	7%
Change in Transactions	(6)%	1%
Change in Ticket	4%	6%
Store Count	16,730	16,144	4%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Jun 30, 2024	Jul 2, 2023
Revenues	$733.8	$821.9	(11)%
Change in Comparable Store Sales (1)	(14)%	46%
Change in Transactions	(7)%	48%
Change in Ticket	(7)%	(1)%
Store Count	7,306	6,480	13%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jun 30, 2024	Jul 2, 2023	Jun 30, 2024	Jul 2, 2023	Jun 30, 2024	Jul 2, 2023
North America:
Company-operated stores	113	105	312	236	10,940	10,452
Licensed stores	20	5	76	61	7,258	7,140
Total North America	133	110	388	297	18,198	17,592
International:
Company-operated stores	244	272	562	543	9,526	8,580
Licensed stores	149	206	489	671	11,753	11,050
Total International	393	478	1,051	1,214	21,279	19,630
Total Company	526	588	1,439	1,511	39,477	37,222

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States (GAAP). When provided to investors, our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as management does not believe they contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are G&A, operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

The Company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Jul 2, 2023 as reported (GAAP)	$9,168.3
Revenue for the quarter ended Jun 30, 2024 as reported (GAAP)	$9,113.9
Change (%)	(0.6)%
Constant Currency Impact (%)	1.2%
Change in Constant Currency (%)	0.6%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended
Consolidated	Jun 30, 2024	Jul 2, 2023	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$1,517.5	$1,583.9	(4.2)%
Restructuring and impairment costs (1)	—	7.1
Non-GAAP operating income	$1,517.5	$1,591.0	(4.6)%	1.5%	(3.1)%

Operating margin, as reported (GAAP)	16.7%	17.3%	(60) bps
Restructuring and impairment costs (1)	—	0.1
Non-GAAP operating margin	16.7%	17.4%	(70) bps	— bps	(70) bps

Diluted net earnings per share, as reported (GAAP)	$0.93	$0.99	(6.1)%
Restructuring and impairment costs (1)	—	0.01
Income tax effect on Non-GAAP adjustments (2)	—	0.00
Non-GAAP EPS	$0.93	$1.00	(7.0)%	1.0%	(6.0)%
(1)Represents costs associated with our restructuring efforts.
(2)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.